Exhibit 99.1

FIRST LIGHT JUNCTION, INC.

Financial Statements

and

Independent Auditors' Report

December 31, 2014

and

Unaudited Financial Statements

As of March 31, 2015 and for the Three Months Ended March 31, 2015 and 2014

INDEPENDENT AUDITORS' REPORT

To the Stockholder

First Light Junction, Inc.

San Clemente, California

We have audited the accompanying financial statements of First Light Junction, Inc., which are comprised of the balance sheet as of December 31, 2014, and the related statements of operations and accumulated deficit and cash flows for the year then ended, and the related notes to the financial statements.

MANAGEMENT'S RESPONSIBILITY FOR THE FINANCIAL STATEMENTS

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

AUDITORS' RESPONSIBILITY

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

To the Stockholder

First Light Junction, Inc.

Page Two

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

OPINION

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Light Junction, Inc. as of December 31, 2014, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

EMPHASIS OF OTHER MATTERS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 1 and 2 to the financial statements, the Company sold substantially all of its assets subsequent to year-end, has suffered recurring losses from operations, and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ EKS&H LLLP

August 3, 2015

Denver, Colorado

FIRST LIGHT JUNCTION, INC.

Balance Sheets

	March 31,	December 31,
	2015	2014
	(Unaudited)
Assets
Current assets
Cash	$19,288	$33,848
Prepaid expenses	12,964	12,964
Total current assets	32,252	46,812
Non-current assets
Property and equipment, net	250,513	268,395
Franchise fees, net	88,649	91,312
Deposits	22,799	22,799
Total non-current assets	361,961	382,506
Total assets	$394,213	$429,318
Liabilities and Stockholder's Deficit
Current liabilities
Accounts payable and accrued expenses	$4,400	$8,415
Current portion of long-term debt	4,018	3,989
Deferred rent, current portion	27,521	26,156
Advances from related parties	270,204	270,204
Advances from stockholder	820,213	790,213
Total current liabilities	1,126,356	1,098,977
Non-current liabilities
Long term debt, less current portion	11,669	12,686
Deferred rent, net of current portion	76,438	84,227
Total liabilities	1,214,463	1,195,890
Commitments and contingencies
Stockholder's deficit
Common stock, no par value; 1,000,000 shares authorized	-	-
Accumulated deficit	(820,250)	(766,572)
Total stockholder's deficit	(820,250)	(766,572)
Total liabilities and stockholder's deficit	$394,213	$429,318

See notes to financial statements.

FIRST LIGHT JUNCTION, INC.

Statements of Operations and Accumulated Deficit

	For the Three Months Ended		For the Year Ended
	March 31,		December 31,
	2015	2014	2014
	(Unaudited)	(Unaudited)
Revenues
Management fees	$94,340	$68,017	$307,274
Expenses
General and administrative	104,102	98,422	513,817
Selling and marketing	23,371	14,694	77,299
Depreciation and amortization	20,545	13,936	71,704
Total expenses	148,018	127,052	662,820
Net loss	(53,678)	(59,035)	(355,546)
Beginning accumulated deficit	(766,572)	(411,026)	(411,026)
Ending accumulated deficit	$(820,250)	$(470,061)	$(766,572)

See notes to financial statements.

FIRST LIGHT JUNCTION, INC.

Statements of Cash Flows

	For the Three Months Ended		For the Year Ended
	March 31,		December 31,
	2015	2014	2014
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net loss	$(53,678)	$(59,035)	$(355,546)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	20,545	13,936	71,704
Changes in operating assets and liabilities
Prepaid expenses	-	(148)	(148)
Deposits	-	(8,015)	(8,015)
Accounts payable and accrued expenses	(4,015)	(13,754)	(9,498)
Deferred rent	(6,424)	38,129	65,938
Net cash used in operating activities	(43,572)	(28,887)	(235,565)
Cash flows from investing activities
Purchase of property and equipment	-	(15,240)	(143,211)
Net cash used in investing activities	-	(15,240)	(143,211)
Cash flows from financing activities
Payments on long-term debt	(988)	(959)	(3,875)
Advances from (payments to) related parties, net	-	(3,221)	59,353
Advances from stockholder	30,000	66,662	330,662
Net cash provided by financing activities	29,012	62,482	386,140
Net (decrease) increase in cash	(14,560)	18,355	7,364
Cash - beginning of period	33,848	26,484	26,484
Cash - end of period	$19,288	$44,839	$33,848

See notes to financial statements.

FIRST LIGHT JUNCTION, INC.

Notes to Financial Statements

(Information Related to the Three Months Ended March 31, 2015 and 2014 is Unaudited)

Note 1 - Description of Business and Summary of Significant Accounting Policies

First Light Junction, Inc. (the "Company") was formed in December 2011 for the purpose of owning and operating franchises for The Joint Corp. ("The Joint"), a franchisor that specializes in providing affordable, convenient, and accessible chiropractic care through licensed chiropractic professionals.

During 2012 and 2013, the Company purchased the franchise rights to own and operate five franchises in California. In the state of California, only licensed chiropractors or professional corporations ("PCs") that are owned by licensed chiropractors may provide chiropractic services. The Company has entered into management agreements with a PC to provide non-clinical management services to three clinics. The remaining two franchises are not developed or in operation.

On May 18, 2015, the Company entered into an agreement with The Joint in which it sold substantially all of the assets of the three developed franchises and terminated its franchise rights under all five of the franchise agreements for $751,375.

Cash

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests. The Company had no cash equivalents as of March 31, 2015 and December 31, 2014.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets, ranging from three to ten years, and the shorter of the estimated useful life or related lease terms for leasehold improvements.

Franchise Fees

For each franchise purchased by the Company, a fee of $29,000 was paid to The Joint. The fees are amortized over a period of 10 years, which was the term of the franchise agreement.

Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered. The Company looks primarily to the estimated undiscounted future cash flows in its assessment of whether or not long-lived assets have been impaired. No impairments of long-lived assets were recorded during the three months ended March 31, 2015 and 2014 and the year ended December 31, 2014.

FIRST LIGHT JUNCTION, INC.

Notes to Financial Statements

(Information Related to the Three Months Ended March 31, 2015 and 2014 is Unaudited)

Deferred Rent Obligation

The Company has entered into operating lease agreements for its clinic locations, some of which contain provisions for future rent increases or periods in which rent payments are reduced. The Company records monthly rent expense equal to the total of the payments due over the lease term divided by the number of months of the lease term. The difference between rent expense recorded and the amount paid is credited or charged to deferred rent obligation, which is reflected as a separate line item in the accompanying balance sheet. The Company records tenant improvement allowances as deferred rent obligation and amortizes the allowance over the term of the lease.

Revenue Recognition

The Company derives its revenue in the form of fees from the performance of management, organizational, and administrative services. Based on agreements with the PC, the Company earns a monthly fee. The PC is in the initial stage of business development and has not generated enough revenue to cover the monthly fees outlined in the agreement. Since the collectibility of the full management fee is uncertain, revenue has only been recognized to the extent of fees expected to be collected from the PC.

Royalties and Advertising Fees

Pursuant to the franchise agreements, the Company is required to pay royalties and advertising fees based on a percentage of sales, including 7% for royalties and 1% for advertising fees. The advertising fee was increased to 2% of sales beginning January 1, 2015.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense for the three months ended March 31, 2015 and 2014 and the year ended December 31, 2014 was $7,778, $5,132, and $31,961, respectively.

Income Taxes

The Company has elected to be treated as an S corporation for income tax purposes. Accordingly, taxable income and losses of the Company are reported on the income tax returns of the stockholder, and no provision for federal income taxes has been recorded on the accompanying financial statements.

The Company applies a more-likely-than-not measurement methodology to reflect the financial statement impact of uncertain tax positions taken or expected to be taken in a tax return. If taxing authorities were to disallow any tax positions taken by the Company, the additional income taxes, if any, would be imposed on the Company's stockholder rather than on the Company. Accordingly, there would be no effect on the Company's financial statements.

FIRST LIGHT JUNCTION, INC.

Notes to Financial Statements

(Information Related to the Three Months Ended March 31, 2015 and 2014 is Unaudited)

Income Taxes (continued)

Interest and penalties associated with tax positions are recorded in the period assessed as general and administrative expenses. However, no interest or penalties have been assessed for the three months ended March 31, 2015 and 2014 and the year ended December 31, 2014.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 - Going Concern

The accompanying financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business.

As shown in the accompanying financial statements, the Company has incurred recurring losses from operations, and, as of March 31, 2015 and December 31, 2014, the Company's total liabilities exceeded its total assets by approximately $820,000 and $767,000, respectively. These factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3 - Balance Sheet Disclosures

Property and equipment are summarized as follows:

	March 31,	December 31,
	2015	2014
Leasehold improvements	$250,007	$250,007
Furniture and fixtures	45,873	45,873
Medical equipment	24,436	24,436
Office equipment	21,504	21,504
Vehicles	22,549	22,549
	364,369	364,369
Less accumulated depreciation	(113,856)	(95,974)
	$250,513	$268,395

FIRST LIGHT JUNCTION, INC.

Notes to Financial Statements

(Information Related to the Three Months Ended March 31, 2015 and 2014 is Unaudited)

Note 3 - Balance Sheet Disclosures (continued)

Depreciation expense for the three months ended March 31, 2015 and 2014 and the year ended December 31, 2014 was $17,882, $11,273, and $61,054, respectively.

Franchise fees consist of the following:

	March 31,	December 31,
	2015	2014
Franchise fees	$106,500	$106,500
Less accumulated amortization	(17,851)	(15,188)
	$88,649	$91,312

Amortization expense for the three months ended March 31, 2015 and 2014 and the year ended December 31, 2014 was $2,663, $2,663, and $10,650, respectively. Future amortization expense is as follows:

Year Ending December 31,
2015	$10,650
2016	10,650
2017	10,650
2018	10,650
2019	10,650
Thereafter	38,062
$91,312

Note 4 - Advances from Related Parties and Stockholder

The Company has outstanding amounts due to related entities under common control and its stockholder. The advances are non-interest bearing and are due on demand.

Note 5 - Commitments and Contingencies

Operating Leases

The Company leases facilities and vehicles under non-cancelable operating leases. Rent expense for the three months ended March 31, 2015 and 2014 and the year ended December 31, 2014 was $53,327 $52,881, and $215,302, respectively.

FIRST LIGHT JUNCTION, INC.

Notes to Financial Statements

(Information Related to the Three Months Ended March 31, 2015 and 2014 is Unaudited)

Note 5 - Commitments and Contingencies (continued)

Operating Leases (continued)

Future minimum lease payments under these leases are approximately as follows:

Year Ending December 31,
2015	$205,000
2016	212,000
2017	153,000
2018	116,000
2019	24,000
$710,000

Litigation

In the normal course of business, the Company is party to litigation from time to time. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company.

Note 6 - Subsequent Events

The Company has evaluated all subsequent events through the auditors' report date, which is the date the financial statements were available for issuance. Except as disclosed in Note 1, there were no material subsequent events that required recognition or additional disclosure in these financial statements.